Exhibit 99.1

Altitude International Provides CEO Update

PR Newswire

PORT ST. LUCIE, Fla., Oct. 6, 2021

PORT ST. LUCIE, Fla., Oct. 6, 2021 /PRNewswire/ — Altitude International Holdings, Inc. (OTCQB: “ALTD”) has released the following business update through its CEO, Mr. Gregory Breunich.

“Since our last shareholder update on August 25, 2021, Altitude International has implemented a rebranding program to increase market awareness and name recognition for the Company and its subsidiaries. All ALTD subsidiaries are now carrying the Altitude name, which serves to highlight our synergies while continually building our brand’s growing space in the marketplace

Additionally, I have outlined below some of the growth we are now experiencing.

1. Altitude Water - Altitude Water and Russkap Holdings just completed the testing phase of our new Maxim RU unit at Camp Lejeune. This technology allows for increased storage using Altitude’s Patented Ozone Purification system. Now, the Maxim makes water from the air and purifies stored water in an auxiliary tank. Camp Lejune put out an extremely favorable response to the initial testing, leading to the addition of a new unit added to Russkap’s product list for the U.S. military.

Russkap and Armstrong Williams recently announced the completion of a successful pilot program for our Atmospheric Water Generators in Flint, Michigan. Mr. Williams, a renowned business owner in Flint, announced plans to donate units to Flint while the City finalizes the funding for its initial purchase. We are quite proud of the praise and recognition we are receiving from Mayor Sheldon Neeley and we have now begun manufacturing the requested units.

Noah’s Arc completed the purchase of the units for ALTD’s Water to Africa Initiative. The shipping and customs details will be completed this week. The trip to Cameroon to demonstrate the efficacy of our units and systems is scheduled for the third week of October and will center around Noah’s Academy in Yaoundé, Cameroon. Two major network media outlets have taped stories regarding our Water to Africa initiative and are scheduled to air once we confirm delivery.

Legendary six-time Grammy Award winner, Amy Grant received an upgraded 100-gallon unit at her Hidden Trace Farm in Franklin, TN. The upgrade included adding an auxiliary water holding tank connected to our ozone purification system, similar to the technology developed for the military. Amy showcased her newly modified unit at “Friends of Amy’s Weekend at the Farm” to rave reviews.

2. Altitude Wellness - The team is about to launch our flagship Florida location, including an Altitude Chamber, Hyperbaric Chamber, Infrared Sauna, Cryotherapy Chamber, Compression, Infusion modalities, and numerous other services.

3. Altitude Chambers - With professional sports and collegiate teams back to playing before packed houses, we have seen a dramatic increase in demand for our Altitude Chambers. We have several clients in the design contract stage of development. Greg Whyte, our Director of Sport Science and Performance, and an engineer from England will be coming to the U.S. in November to establish and set up our assembly plant for manufacturing our chambers here in the United States. The Orlando Magic Air Separation Unit will be manufactured here in the states at the Altitudes assembly plant, with installation at the Magics new facility slated for March 2022. During his visit, Greg will also be initiating discovery conversations with key Magic personnel to develop the position-specific training regimens for the team as well as. These regimens are the key ingredients that are so vital to the success of the ALTD chamber Program.

4. Altitude Soccer - Altitude Soccer went through a major transition of coaches in the heat of enrollment in the second quarter of the 2021 season. We are happy to report that our new Director Ferdy DeMatais, who took the helm in June, has positioned Altitude Soccer for immediate growth. Ferdy and Mike Caputo have retained the majority of our returning students and boosted enrollment through existing and new recruiting relationships.

Our Altitude Soccer Academy is seeing an influx of great players from Brazil, Bolivia, Japan, and the Philippines. Professional team business is on the upswing as pro teams from the US, South America are in contact with us to secure their schedules for preseason training at our facilities in early 2022. Team training is a major add to our Soccer revenue stream. We have also opened dialogue with recruiting platforms and soccer schools abroad which have already proven fruitful in our full and short time enrollment.

5. Altitude Golf - On August 19th and 20th Max Jelinek competed in his first European Pro event, “the Czech Masters”, held at Albatross Golf Resort in the Czech Republic. Max was attempting to become the youngest player in history to make the cut in a European Tour event at the age of 16. Max is one of many international players participating at the Altitude Golf Academy and is well on his way to achieving his goal of becoming a professional golfer.

Altitude Golf Academy is showing renewed growth with full-time students still booking. The program and coaching staff are second to none. In addition, we have a fantastic setup with Club Med Sandpiper Bay and the River Club’s Jack Nicklaus championship golf course, (one of the finest in the state) for training every day. Momentum has shifted in our favor as we still navigate COVID challenges, and we should continue to see an increase in both short and full-time enrollment.

6. Altitude Tennis – Maria Camila Osorio Serrano, was the number one ITF junior in the world after winning the U.S. Open Juniors event in 2019. A homegrown player of Altitude Academy (starting with us at the age of 13 with no ranking) she just participated in the recent 2021 U.S. Open pro tour event for the time. Before that, she participated in Olympics, representing her home country Columbia. Maria Camila recently returned for 10-days with her coaches Ritchie and Gabe, to train at the Altitude Tennis Academy in order to prepare for her next big professional event. Maria Camila is now ranked 71 on the WTA world rankings.

Under the leadership of Gabe Jaramillo, the Altitude Tennis Academy had one of its best summer camp seasons ever. Many of the summer participants transitioned and enrolled in our full-time 21-22 season.

7. Altitude Volleyball – With a third-place finish at the AAU Indoor Championships and two players making the All-American Team, ALTD’s Volleyball Academy now has its largest full-time enrollment ever. We see increased growth from abroad with 10 Canadians and 2 from the Czech Republic and our highest enrollment for this year’s full time enrollment.

8. Altitude Cleaning and Sanitizing – Our cleaning and sanitation operation continues to perform cleaning and sanitizing services for H & R Block in 58 of its units in South Florida. We are utilizing these same services in our own Academies while aggressively seeking opportunities in various related locations. We are also testing an ozone air purifier which we intend to add to our service menu.

9. Altitude Basketball – Adrian and the team are deep in the planning stages for the launch of the basketball academy slated for 2022. The guys will be together further discuss matters for a three days at the Bulls and the Nicks game this month where Joakim will be honored for his career in basketball.

Safe Harbor Statement

This press release contains certain “forward-looking statements,” as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and the actual results and future events could differ materially from management’s current expectations. The economic, competitive, governmental, technological, and other factors identified in the Company’s previous filings with the Securities and Exchange Commission may cause actual results or events to differ materially from those described in the forward-looking statements in this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise.